UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 4, 2008 (June 4, 2008)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.              Other Events.

On June 4, 2008, Rite Aid Corporation ("Rite Aid") announced the commencement of a cash tender offer for any and all of its 8.125% Senior Secured Notes due 2010 CUSIP No. 767754BF0 (the "2010 notes"), 9.25% Senior Notes due 2013 CUSIP No. 767754BH6 (the "2013 notes"), and 7.5% Senior Secured Notes due 2015 CUSIP No. 767754BK9 (the "2015 notes" and, together with the 2010 notes and 2013 notes, the "notes"). As part of the tender offer, Rite Aid is soliciting consents from the holders of the notes for certain proposed amendments that would eliminate or modify substantially all restrictive covenants, certain events of default and other provisions contained in the indentures governing the notes, release the subsidiary guarantees and release all the collateral securing the obligations of the subsidiary guarantors under the 2010 notes and 2015 notes.  The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.              Financial Statements and Exhibits.

(c) Exhibits.

99.1           Press Release, dated June 4, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: June 4, 2008	By:	/s/ Robert B. Sari
	Name:	Robert B. Sari
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 4, 2008.